UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2021

Kewaunee Scientific Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-5286	38-0715562
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 West Front Street Statesville, North Carolina	28677
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 704-873-7202

N/A

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $2.50 par value	KEQU	NASDAQ Global Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 22, 2021, Kewaunee Scientific Corporation (the “Company”) entered into an Agreement for Purchase and Sale of Real Property with CAI Investments Sub Series 100, LLC, a Nevada limited liability company (the “Buyer”), for the Company’s headquarters and manufacturing facilities located at 2700 West Front Street in Statesville, North Carolina (the “Sale Agreement”). The Sale Agreement is subject to customary due diligence and the Company expects the transaction to close within 60 days of the contract execution date.

Under the terms of the Sale Agreement, the Company will sell the property for $30,275,000 and, at closing, enter into a Lease Agreement with an affiliate of the Buyer (the “Lease Agreement”, and together with the Sale Agreement, the “Sale-Leaseback Agreement”). The Lease Agreement is for an initial term of twenty years, with the Company having a right to renew thereafter for four renewal terms of five years each. Under the terms of the Lease Agreement, the Company’s initial basic rent would be approximately $139,000 per month, which rent will increase by approximately 2% each year of the initial term. The proceeds of this transaction are expected to be used for debt repayment and general corporate purposes.

The Sale Agreement includes customary representations, warranties, covenants and indemnities. The Sale Agreement is subject to a thirty-day examination period, during which the Buyer may terminate for any reason or no reason. Should Buyer terminate the Sale Agreement during the examination period for reasons other than the Company’s default or breach of representations, all but a portion of the earnest money deposit would be refunded to the Buyer.

The foregoing description of the Sale-Leaseback Agreement is qualified in its entirety by reference to the Sale-Leaseback Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending January 31, 2022.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)
Kewaunee Scientific Corporation

Date: December 23, 2021	/s/ Donald T. Gardner III
Donald T. Gardner III Vice President, Finance
Chief Financial Officer